EXHIBIT 99.1

For Immediate Release

Compensation Risk Managers, LLC Receives Notice of Administrative Action by New York Workers’
Compensation Board

HAMILTON, Bermuda, April 17, 2008 CRM Holdings, Ltd. (“the Company”) (Nasdaq: CRMH — News) today announced that Compensation Risk Managers, LLC (“CRM”), a wholly-owned subsidiary of the Company, has received notice from the New York Workers’ Compensation Board (the “WCB”) that, following an initial investigation, the WCB has determined to pursue an administrative action in order to revoke CRM’s third party administrator’s license to provide third party claims administrative services to self-insured workers compensation groups in New York. Pursuant to such administrative action, CRM is entitled to present evidence at an administrative hearing to adjudicate the WCB’s action to revoke CRM’s third party administrative license. While CRM believes the charges are substantially without merit, there can be no assurances that CRM will ultimately prevail in administrative action or any further litigation that may be commenced. The Company cannot estimate what impact, if any, the New York Workers’ Compensation Board’s administrative action may have on its financial position, operating results or cash flows.

In addition, CRM has received a subpoena from the New York State Attorney General’s Office (the “NY Attorney General”) requesting documents related to CRM’s administration of the Healthcare Industry Trust of New York. CRM intends to fully cooperate with the NY Attorney General’s request. To CRM’s knowledge, the NY Attorney General has not initiated any proceedings against CRM. CRM believes that the subpoena relates to the concurrent investigation being conducted by the WCB. The Company cannot estimate what, if any, impact this inquiry and any results from this inquiry could have on its financial position, operating results or cash flows.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers’ compensation insurance products. Its main business activities include underwriting primary workers’ compensation policies, underwriting workers’ compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities. The Company provides primary workers’ compensation insurance to employers in California, Arizona, Florida, Nevada, New Jersey, New York, and other states. The Company reinsures some of the primary business underwritten and provides excess workers’ compensation coverage for self-insured organizations. CRM is also a provider of fee-based management services to self-insured groups in California. Further information can be found on the CRM Web site at www.CRMHoldingsLtd.bm.

CRMH-G

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA 90024
(310) 231-8600, ext. 117

###

Forward-Looking statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements we make in this document. Such risks and uncertainties are discussed in the Company’s Form 10-K for the year ended December 31, 2006 and in other documents filed by the Company with the Securities and Exchange Commission. We believe that these factors include, but are not limited to the following:

•	The cyclical nature of the insurance and reinsurance industry;

•	Premium rates;

•	Investment results;

•	Regulatory changes;

•	The estimation of loss reserves and loss reserve development;

•	Reinsurance may be unavailable on acceptable terms, and we may be unable to collect reinsurance;

•	The occurrence and effects of wars and acts of terrorism;

•	The effects of competition;

•	The possibility that the outcome of any litigation or arbitration proceeding is unfavorable;

•	Failure to retain key personnel;

•	Economic downturns; and

•	Natural disasters.

These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.